UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2021

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of Principal Financial Officer

On May 12, 2021, J.D. Carlson submitted his voluntary resignation as our Executive Vice President and Chief Financial Officer effective June 1, 2021, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1. In connection with Mr. Carlson’s resignation, and, in light of his 15 years of meritorious service, we have agreed to vest his remaining 29,022 shares of restricted stock which would have otherwise vested in years 2022-2025.

Item 5.02(c) Appointment of Principal Financial Officer and Principal Accounting Officer

On May 12, 2021, Michelle (Shelley) Hulgrave, our Senior Vice President and Corporate Controller, was promoted to the position of Executive Vice President and Chief Financial Officer, and she will be our and principal financial officer and principal accounting officer, each effective June 1, 2021. Ms. Hulgrave, 42, has served as our Senior Vice President since February 2020 and our Corporate Controller since June 2015. She has also served as our Corporate Accounting Manager beginning in October 2006 coordinating the Company’s accounting teams in the United States, Europe and Australia. Prior to joining us, Ms. Hulgrave held various positions for DaimlerChrysler Financial and Ernst & Young. In connection with her appointment, Ms. Hulgrave’s salary was increased to $500,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2021 Annual Meeting of Stockholders was held on May 12, 2021.  At the Annual Meeting, all measures were approved in accordance with the shareholder voting results noted below.

Proposal 1

The thirteen director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	NON-VOTES
John Barr	63,156,700	11,903,826	2,838,847
Lisa Davis	74,454,977	605,549	2,838,847
Wolfgang Dürheimer	74,849,322	211,204	2,838,847
Michael Eisenson	73,740,658	1,319,868	2,838,847
Robert Kurnick, Jr.	73,492,071	1,568,455	2,838,847
Kimberly McWaters	63,004,715	12,055,811	2,838,847
Greg Penske	73,855,037	1,205,489	2,838,847
Roger Penske	73,928,585	1,131,941	2,838,847
Sandra Pierce	74,089,205	971,321	2,838,847
Greg Smith	62,637,773	12,422,753	2,838,847
Ronald Steinhart	63,160,222	11,900,304	2,838,847
Brian Thompson	73,206,891	1,853,635	2,838,847
Masashi Yamanaka	73,486,790	1,573,736	2,838,847

Proposal 2

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN
77,269,378	619,146	10,849

Proposal 3

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
74,258,684	709,223	92,619	2,838,847

Item 8.01 Other Events.

On May 12, 2021, we announced that our Board of Directors has declared a quarterly dividend in the amount of $0.44 per share payable on June 2, 2021 to shareholders of record as of May 24, 2021, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press Release
99.2	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

__, 2020
Penske Automotive Group, Inc.

May 13, 2021	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President